Exhibit 10.1

REDEMPTION AGREEMENT

Descrypto Holdings, Inc.

Dated as of February 18, 2022

This Redemption Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and between Descrypto Holdings, Inc., a Delaware corporation (the “Company”) and Balance Labs, Inc. (“Stockholder”). The Company and Stockholder may be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Stockholder is the owner of holder of certain shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”); and

WHEREAS, pursuant to the terms and conditions of this Agreement, Stockholder desires to sell, and the Company desires to purchase, all of the Stockholder’s rights, title, and interest in and to 28,700,337 shares of Common Stock (the “Shares”) as further described herein; and

WHEREAS, in connection with the redemption of the Shares, the Parties shall undertake such further actions as set forth herein.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.	Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, Stockholder shall sell, assign, transfer, convey, and deliver to the Company, and the Company shall accept and purchase, the Shares and any and all rights in the Shares to which Stockholder is entitled, and by doing so Stockholder shall be deemed to have assigned all of Stockholder’s rights, titles and interest in and to the Shares to the Company.

2.	Consideration. The consideration for the acquisition of the Shares shall be $0.00001 per Share, for a resulting total consideration of $287.00 (the “Purchase Price”).

3.	Closing; Deliveries; Additional Actions.

3.1.	Closing. The purchase and sale of the Shares (the “Closing”) shall be held on the date hereof.

3.2.	Deliveries at Closing. At the Closing, Stockholder shall deliver to the Company the stock power in the form as attached hereto to as Exhibit A, and such other documents as may be required under applicable law or reasonably requested by the Company, and the Company shall deliver to Stockholder the Purchase Price via check.

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4.	Representations and Warranties of the Stockholder. Stockholder represents and warrants to the Company as set forth below.

4.1.	Right and Title to Shares. Stockholder legally and beneficially owns the Shares and no other person or entity has any rights therein or thereto. There are no liens or other encumbrances of any kind on the Shares and Stockholder has the sole right to dispose of the Shares. There are no outstanding options, warrants or other similar agreements with respect to the Shares.

4.2.	Organization and Standing. Stockholder is an individual or is an entity duly organized and in good standing under the laws of the State of its organization and has all requisite power and authority to own its properties and conduct its business as it is now being conducted. The nature of the business and the character of the properties Stockholder owns or leases do not make licensing or qualification of Stockholder as a foreign entity necessary under the laws of any other jurisdiction, except to the extent such licensing or qualification have already been obtained.

4.3.	Due Authority; No Violation. Stockholder has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Stockholder, and no other proceedings on the part of Stockholder are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of Stockholder. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which Stockholder is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to Stockholder or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) any order, judgment, arbitration award, or decree to which such Stockholder is a party or by which it or any of its assets or properties are bound.

4.4.	Approvals. No approval, authority, or consent of or filing by Stockholder with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

4.5.	Enforceability. This Agreement has been duly executed and delivered by Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

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5.	Representations and Warranties of The Company.The Company represents and warrants to Stockholder as set forth below.

	5.1.	Organization and Standing. The Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and conduct its business as it is now being conducted. The nature of the business and the character of the properties the Company owns or leases do not make licensing or qualification of the Company as a foreign entity necessary under the laws of any other jurisdiction, except to the extent such licensing or qualification have already been obtained.

	5.2.	Due Authority; No Violation. The Company has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of the Company. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which the Company is a party or by which it or its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to the Company or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) the Company’s organizational documents, or any order, judgment, arbitration award, or decree to which such the Company is a party or by which it or any of its assets or properties are bound.

	5.3.	Approvals. No approval, authority, or consent of or filing by the Company with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

	5.4.	Enforceability. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the legal, valid and binding obligation of Stockholder, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

6.	Covenants and Agreements.

6.1.	Each of the Parties, as promptly as practicable, shall make, or cause to be made, all filings and submissions under laws applicable to it and its affiliates, as may be required for it to consummate the transactions contemplated hereby and shall use its commercially reasonable efforts to obtain, or cause to be obtained, all other authorizations, approvals, consents and waivers from all persons and governmental authorities necessary to be obtained by it or its affiliates, in order for it to consummate such transactions, at the cost of the Party required to file or submit the same. Notwithstanding anything to the contrary herein, nothing herein shall require, or be construed to require, any Party to agree to hold separate or to divest any of the businesses, product lines or assets.

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6.2.	Each Party shall promptly inform the other Party of any material communication from any governmental authority regarding any of the transactions contemplated by this Agreement and shall promptly furnish the other Party with copies of substantive notices or other communications received from any third party or any governmental authority with respect to such transactions. Each Party shall agree on the content of any proposed substantive written communication or submission or any oral communication to any governmental authority. If any Party or any affiliate thereof receives a request for additional information or documentary material from any such governmental authority with respect to the transactions contemplated by this Agreement, then such Party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request. The Parties shall each, to the extent practicable, provide the other Party and its counsel with advance notice of and the opportunity to participate in any substantive discussion, telephone call or meeting with any governmental authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement and to participate in the preparation for such discussion, telephone call or meeting, to the extent not prohibited by the governmental authority.

6.3.	Each of the Parties shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

7.	Miscellaneous.

7.1.	Further Assurances. From time to time, whether at or following the Closing, each Party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

7.2.	Expenses. Each of the Parties shall pay its own costs that it incurs incident to the preparation, execution, and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated.

7.3.	Fees. Each Party agrees to pay the costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing Party in litigation, arbitration, administrative proceeding or any other proceeding related to the enforcement or interpretation of any of the terms of this Agreement.

7.4.	Consequential Damages. EACH PARTY HERETO WAIVES ANY AND ALL CLAIMS AGAINST THE OTHER FOR ANY LOSS, COST, DAMAGE, EXPENSE, INJURY OR OTHER LIABILITY WHICH IS IN THE NATURE OF INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES WHICH ARE SUFFERED OR INCURRED AS THE RESULT OF, ARISE OUT OF, OR ARE IN ANY WAY CONNECTED TO THE PERFORMANCE OF THE OBLIGATIONS UNDER THIS AGREEMENT.

7.5.	Representations and Warranties. All representations, warranties, and agreements made by the Parties pursuant to this Agreement shall survive the consummation of the transactions contemplated herein until the expiration of the applicable statute of limitations.

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7.6.	Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the Parties as set forth herein; or (d) if sent via email, when sent with return receipt requested and received, in each case to the addresses as set forth herein. Any Party may change the address to which notices and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth. Notices to the Company shall be sent to the principle executive offices of the Company or via email to the Chief Executive Officer, and notices to the Stockholder shall be send to the address and email address for the shareholder as set forth in the books and records of the Company.

7.7.	Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

7.8.	Jurisdiction. Any claim arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted only in any federal or state court located in Palm Beach County, Florida, and each Party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the exclusive jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each Party further irrevocably submits to the jurisdiction of such court in any such claim.

7.9.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.9.

7.10.	Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

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7.11.	No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights, remedies or claims upon any Person or entity not a party or a permitted assignee of a party to this Agreement.

7.12.	Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) any other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

7.13.	Entire Agreement. This Agreement represents the entire understanding and agreement between the Parties regarding the subject matter hereof and supersede all prior agreements, representations, warranties, and negotiations between the Parties. This Agreement may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Agreement or the agreement delivered pursuant to it, and must be signed by all of the Parties. This Agreement may not be amended by email or other electronic communications.

7.14.	Interpretation. The Parties have jointly participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement.

7.15.	Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if one or more of the provisions of this Agreement is subsequently declared invalid or unenforceable, the invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement. In the event of the declaration of invalidity or unenforceability, this Agreement, as modified, shall be applied and construed to reflect substantially the intent of the Parties and achieve the same economic effect as originally intended by its terms. In the event that the scope of any provision to this Agreement is deemed unenforceable by a court of competent jurisdiction, or by an arbitrator, the Parties agree to the reduction of the scope of the provision as the court or arbitrator shall deem reasonably necessary to make the provision enforceable under the circumstances.

7.16.	Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

7.17.	Waiver. Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

7.18.	Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

7.19.	Additional Provision. This Agreement shall be null and void and the Shares shall be reissued to the Stockholder if the Company does not raise at least $2 million dollars in financing; and enter into a definitive agreement for the acquisition of a blockchain based company within 12 months from the date this Agreement is executed.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

Descrypto Holdings, Inc.

Name:	Howard Gostfrand
Title:	Chief Executive Officer

Stockholder:	Balance Labs, Inc.

By:	/s/ Michael D. Farkas
Name:	Michael D. Farkas
Title:	Chief Executive Officer

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Exhibit A

IRREVOCABLE STOCK POWER

[Descrypto Holdings, Inc.]

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Balance Labs, Inc. (“Seller”) hereby assigns, transfers, and conveys to Descrypto Holdings, Inc., a Delaware corporation (the “Company”), all of Seller’s right, title, and interest in and to 28,700,337 shares of Common Stock, par value $0.0001 per share, of the Company, which are uncertificated, and hereby irrevocably appoints the Chief Executive Officer of the Company, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date:	February 18, 2022

Seller Name:	Balance Labs, Inc.

By:	/s/ Michael D. Farkas
Name:	Michael D. Farkas
Title:	Chief Executive Officer

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